EXHIBIT 3.33
Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “JACKSONVILLE MEDICAL PROFESSIONAL SERVICES, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE TWENTY—EIGHTH DAY OF NOVEMBER, A.D. 2006, AT 9:15 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “JACKSONVILLE MEDICAL PROFESSIONAL SERVICES, LLC”.

/s/ Harriett Smith Windsor
Harriet Smith Windsor, Secretary of State

4257865 8100H	AUTHENTICATION: 6210719

071286240	Date: 12-05-07

CERTIFICATE OF FORMATION
OF
JACKSONVILLE MEDICAL PROFESSIONAL SERVICES, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
     FIRST: The name of the limited liability company is JACKSONVILLE MEDICAL PROFESSIONAL SERVICES, LLC (the “Company).
     SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
     THIRD: The name and address of the registered agent for service process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 27, 2006.

By:	/s/ Rebecca Hurley
Name: Rebecca Hurley
Title: Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 09:15 AM 11/28/2006
FILED 09:15 AM 11/28/2006
SRV 061081767 — 4257865 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
JACKSONVILLE MEDICAL PROFESSIONAL SERVICES, LLC
     The undersigned authorized person, desiring to amend the Certificate of Formation of Jacksonville Medical Professional Services, LLC (the “LLC”) pursuant to Section 18-202 of the Delaware Limited Liability Company Act does hereby certify as follows:
     1. The name of the LLC is Jacksonville Medical Professional Services, LLC, and its Certificate of Formation was filed on November 28, 2006, with the Delaware Secretary of State.
     2. The Certificate of Formation of the LLC is hereby amended as follows:
     SECOND: The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     THIRD: The name and address of the registered agent for service of process on the LLC in the state of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     6. This Certificate of Amendment shall be effective upon its filing with the Delaware Secretary of State.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 29th day of February, 2008.

By:	/s/ Denise W. Warren
Name: Denise W. Warren, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 04:16 PM 03/03/2008
FILED 03:12 PM 03/03/2008
SRV 080275719 — 4257865 FILE